UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2016

CENTURY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36491	68-0521411
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8390 East Crescent Parkway, Suite 650 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 770-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Fifth Supplemental Indenture; 6.875% Senior Notes due 2022

On November 8, 2016, Century Communities, Inc. (the “Company”) and its subsidiary guarantors party thereto (the “Guarantors”) entered into a Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”), which supplements the Indenture, dated as of May 5, 2014, as supplemented by the Supplemental Indenture, dated as of December 18, 2014, the Second Supplemental Indenture, dated as of March 13, 2015, the Third Supplemental Indenture, dated as of April 9, 2015, and the Fourth Supplemental Indenture, dated August 27, 2015, each among the Company, the Guarantors party thereto, and the Trustee (as supplemented, the “Indenture”). Pursuant to the Fifth Supplemental Indenture, each of the Guarantors listed in the Schedule thereto agrees to provide a Security Guarantee (as defined therein) on the terms and subject to the conditions set forth in the Indenture.

The foregoing description of the Fifth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Fifth Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Fifth Supplemental Indenture, dated as of November 8, 2016, by and among Century Communities, Inc., the Guarantors party thereto, and U.S. Bank National Association, as trustee under the Indenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2016	CENTURY COMMUNITIES, INC.

	By:	/s/ David Messenger
Name: David Messenger
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Fifth Supplemental Indenture, dated as of November 8, 2016, by and among Century Communities, Inc., the Guarantors party thereto, and U.S. Bank National Association, as trustee under the Indenture.